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                                                                     EXHIBIT 2.4

                       MUTUAL CONFIDENTIALITY AGREEMENT


     This Mutual Confidentiality Agreement (the "Agreement") is made as of the 27th day of May, 1997, by and between NUMAR Corporation ("NUMAR"), a Pennsylvania corporation, and Halliburton Company ("Halliburton"), a Delaware corporation (collectively the "Parties" and individually a "Party").

                                   RECITALS:

     The Parties to this Agreement are engaged in discussions in contemplation of a transaction which would constitute a strategic combination of the Parties ("Transaction").

     In the course of such discussions each Party may have access to or have disclosed to it certain information, material and documents regarding the other Party and its business, assets, intellectual property, proprietary information, financial condition, results of operations and prospects which may be helpful in evaluating the Transaction (the "Evaluation Material").

     The Parties each desire to establish and set forth their individual obligations with respect to the other's Evaluation Material.

     NOW, THEREFORE, In consideration of the foregoing, the mutual covenants contained herein, the sum of $10.00 and other good and valuable consideration paid by each to the other, the receipt and sufficiency of which are hereby acknowledged, the Parties mutually agree as follows:

     1. The term "Evaluation Material" does not include information which: (i) was in the public domain at the time it was communicated to the receiving Party by the other Party; (ii) entered the public domain subsequent to the time it was communicated to the receiving Party other than by a breach of this Agreement;
(iii) was in the receiving Party's possession free of any obligation of confidence at the time it was communicated to the receiving Party; (iv) is rightfully communicated to the receiving Party free of any obligation of confidence subsequent to the time it was communicated to the receiving Party by the other Party; (v) was developed independently without reference to any other Evaluation Material by the receiving Party; (vi) is rightfully disclosed in response to an order of a court or as otherwise required by law; (vii) was disclosed in order to establish the rights of the disclosing party under this Agreement; or (viii) was disclosed pursuant to a written authorization by the other Party.
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     2.  Each Party shall be responsible for any breach of this Agreement by its directors, officers, employees, agents and representatives (individually a "Representative" and collectively "Representatives").

     3. Each of the Parties shall inform each of its Representatives to whom Evaluation Material is to be disclosed of the confidential nature of such information.

     4. All Evaluation Material heretofore or hereafter furnished by one Party or its Representatives to the other Party or its Representatives shall be deemed confidential and shall be kept and maintained by the latter Party and its Representatives under appropriate safeguards. All Evaluation Material shall be used by such Party solely for the purpose of evaluating a possible Transaction and not for any other purpose, shall not be used in any manner that is adverse or detrimental to the other Party and shall be kept confidential by such Party and its Representatives for a period of five (5) years from the date hereof or for the period from the date hereof until the effective date of any Transaction Agreement (as hereinafter defined) whichever is shorter; provided, however, that any of such information may be disclosed to Representatives of a Party for the purpose of evaluating a possible Transaction, it being understood that (i) such Party's Representatives shall be informed of the confidential nature of the Evaluation Material and shall be directed to treat it confidentially and not to use it other than for the purposes described above and (ii), in any event, each Party shall be responsible for any breach of this Agreement by any of its Representatives.

     5. Both parties agree to make reasonable and appropriate efforts to safeguard the Evaluation Material from disclosure to anyone other than as permitted hereby, and neither Party will distribute the Evaluation Material relating to the other Party to anyone other than as permitted hereby without prior written authorization from such other Party.

     6. Except as required by law, self regulatory body or stock exchange policy, a Party will not disclose, and will not permit its Representatives to disclose, without the prior written consent of the other Party, to any person other than those permitted hereunder to have access to the Evaluation Material
(i) the fact that the Evaluation Material has been made available to such Party or that such Party has inspected any portion of the Evaluation Material, (ii) the fact that discussions or negotiations are taking place concerning a possible Transaction or (iii) any of the terms, conditions or other facts with respect to any such possible Transaction, including the status thereof.

     7. If either Party or its Representatives are requested or required (by oral question, interrogatories, requests for information or documents, subpoena, civil investigative demand, or similar process) by any stock exchange, self regulatory body, court or governmental agency or authority to disclose any of the other Party's Evaluation Material, the Party receiving such request or demand will use its best efforts to provide the other Party with prompt notice of such request or demand so that such

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other Party shall have an opportunity to seek an appropriate protective order.
In addition, each Party agrees to take all reasonable steps necessary to prevent disclosure of such other Party's Evaluation Material, including seeking an appropriate protective order, or, if the information is required to be disclosed, confidential treatment. It is further agreed that, if, in the absence of a protective order, either Party or any of its Representatives is legally required to disclose information concerning the other Party, such Party or its Representatives may disclose such information without liability hereunder, but neither Party shall be relieved of any liability hereunder for any previous disclosure by such party or any of its Representatives which was not permitted by this Agreement.

     8. Upon request by either Party at any time, a Party shall promptly at its option either destroy all Evaluation Material or redeliver to the other all Evaluation Material which such Party has received from the other, including without limitation all copies, extracts or other reproductions of such Evaluation Material, and each Party will destroy all material prepared by it or its Representatives based upon the Evaluation Material supplied by the other Party (including all written material, memoranda, notes and other writings or recordings whatsoever). Upon request by the other Party, such return or destruction shall be certified in writing to the other Party by one of the destroying Party's Representatives who shall supervise such return or destruction.

     9. Each Party understands and acknowledges that any and all information contained in the Evaluation Material is being or will be provided by the other Party without any representation or warranty, express or implied, as to the accuracy or completeness of the Evaluation Material so provided, except as set forth in any Transaction Agreement. It is further understood that the scope of any representations and warranties to be given by a Party with respect to any Evaluation Material in the Transaction Agreement will be negotiated along with other terms and conditions thereof if discussions between the Parties should progress to that point.

     10. Notwithstanding anything herein to the contrary, whether specific or implied, Halliburton shall not be prohibited by this Agreement from disclosing any information related solely to its business or operations in connection with the provision of NUMAR related services to customers.

     11. Each Party hereto hereby acknowledges that such Party is aware (and that its Representatives who are apprised of this matter have been advised) that the United States securities laws prohibit such Party, its Representatives and any person or entity that has received material non-public information about the other Party from purchasing or selling securities of the other Party or from communicating such information to any person under circumstances under which such other person may be expected to purchase or sell securities of the other Party.

     12. Except in connection with the negotiation of the terms of a Transaction, in accordance with the terms of a Transaction Agreement or pursuant to the proviso to

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this paragraph 12, for a period of eighteen months from the date of this
Agreement neither Party or its Representatives nor any person or entity controlled by such Party shall, directly or indirectly:

     (i) acquire, or offer or agree to acquire, directly or indirectly, by purchase or otherwise, any securities of the other Party (or direct or indirect rights or options to acquire any securities of the other Party), except by way of stock dividends or other distributions made on a pro rata basis with respect to securities of the other Party acquired by such Party prior to the date of this Agreement;

     (ii) solicit proxies or consents or become a "participant" in a "solicitation" (as such terms are defined in Regulation 14A under the Securities Exchange Act of 1934, as amended) of proxies or consents with respect to securities of the other Party with regard to any matter;

     (iii) seek to control or influence the management or Board of Directors of the other Party with respect to the policies of such other Party, seek to advise, encourage or influence any person with respect to the voting of any securities of the other Party or seek to induce or in any manner to assist any other person to initiate any stockholder proposal with respect to the securities of the other Party, any change of control of the other Party or for the purpose of convening a meeting of stockholders of the other Party or to initiate any tender or exchange offer for securities of the other Party;

     (iv) acquire or agree to acquire, by purchase or otherwise, more than 1% of any class of equity securities of any entity that, prior to the time such Party acquires or agrees to acquire more than 1% of such class, has publicly disclosed (by a filing with the Securities and Exchange Commission or otherwise) that it is, or is otherwise known to such Party to be, the beneficial owner of more than 5% of the outstanding common stock of the other Party;

     (v) without the prior written consent of the other Party, make any public announcement (except as required by law or stock exchange policy) or make any written or oral proposal relating to a tender or exchange offer for securities of the other Party, a business combination (or other similar transaction that would result in a change of control), sale of assets, liquidation or other extraordinary corporate transaction between such Party or any of its affiliates and the other Party (each such transaction being referred to herein as an "Acquisition") or take any action which might require the other Party to make a public announcement regarding any Acquisition;

     (vi) deposit any securities of the other Party in a voting trust or subject any securities of the other Party to any arrangement or agreement with respect to the voting of securities of the other Party; or

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     (vii)  form, join or in any way participate in a partnership, limited partnership, syndicate or other group (or otherwise act in concert with any other person) for the purpose of acquiring, holding, voting or disposing of securities of the other Party or taking any other actions restricted or prohibited under clauses (i) through (vi) of this paragraph 12;

provided, however, that the provisions of this paragraph 12 shall terminate and be of no further force or effect upon the earlier of (a) the execution and delivery of a Transaction Agreement by the Parties or (b) as to any Party (and only that Party) at such time as there is a public announcement (by the other Party hereto or by any other person) to the effect that any third person has engaged in any of the activities described in clauses (i) to (vii), inclusive, with respect to the other Party hereto.

     13. Each Party understands and agrees that no contract or agreement providing for a Transaction between the Parties shall be deemed to exist between the Parties unless and until a definitive written agreement setting forth the terms, conditions and other provisions relating to a Transaction (a "Transaction Agreement") has been executed and delivered, and each Party hereby waives, in advance, any claims (including without limitation breach of contract) based on any alleged agreement between the Parties to effect a Transaction unless and until a Transaction Agreement between the Parties shall have been executed and delivered. Each Party also agrees that, unless and until a Transaction Agreement between the parties has been executed and delivered, the other Party has no legal obligation of any kind whatsoever with respect to such Transaction by virtue of this Agreement or any other written or oral expression with respect to such Transaction except, in the case of this Agreement, for the matters specifically agreed to herein. For purposes of this Agreement, the term "Transaction Agreement" does not include an executed letter of intent or any other preliminary written agreement nor does it include any written or verbal acceptance of an offer or bid on the part of either Party.

     14. It is further understood and agreed that money damages would not be a sufficient remedy for any breach of this Agreement by either Party or its Representatives and that without prejudice to any rights or remedies at law or in equity otherwise available to the other Party, such other Party shall, if the other Party breaches any provision of this Agreement, be entitled to injunctive relief, specific performance or other appropriate equitable remedies for any such breach. No failure or delay by either Party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. Each Party agrees to reimburse the other Party for any costs and expenses, including legal expenses, the latter Party may incur in connection with the enforcement of this Agreement.

     15. Any notice required hereunder shall be given in writing to the Party entitled to receive such notice at the address indicated hereinbelow or at such other

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address as that Party may, from time to time, request in writing. Notices hereunder may be sent by U.S. mail, courier, hand delivery or by facsimile and shall be effective if by U.S. mail upon deposit in the U.S. mail, postage prepaid, return receipt requested and if by courier, personal delivery or facsimile upon receipt.

     If to Halliburton Company:

             Halliburton Company
             3600 Lincoln Plaza
             500 North Akard
             Dallas, Texas 75201-3391
             Attention:  Lester L. Coleman
                         Executive Vice President and General Counsel
             Facsimile: 214-978-2658

     If to NUMAR Corporation:

             NUMAR Corporation
             508 Lapp Road
             Malvern, Pennsylvania 19355
             Attention:  Edward P. Delson
                         Senior Vice President - Finance and Administration Chief Financial Officer and Treasurer
             Facsimile:  610-644-8131


     16. This Agreement shall be binding upon the successors and assigns of each Party hereto and shall inure to the benefit of, and be enforceable by, the successors and assignees of each such Party.

     17. The provisions of this Agreement shall be severable if any of the provisions hereof are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, and the remaining provisions shall remain enforceable to the fullest extent permitted by law.

     18. THIS AGREEMENT SHALL BE CONSTRUED (BOTH AS TO VALIDITY AND PERFORMANCE) AND ENFORCED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAWS OF THE COMMONWEALTH OF PENNSYLVANIA APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED WHOLLY WITHIN SUCH JURISDICTION.

     19. This Agreement embodies the entire agreement of the Parties relating to the subject matter hereof and may be waived, amended or modified only by an instrument in writing signed by the Party against which such waiver, amendment or modification is sought to be enforced, and such written instrument shall set forth

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specifically the provisions of this Agreement that are to be so waived, amended or modified.

     20. This Agreement may be executed in any number of counterparts, each of such counterparts shall for all purposes be deemed an original and all such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized officers as of the date first above written.


HALLIBURTON COMPANY                     NUMAR CORPORATION


By:  /s/ Lester L. Coleman              By:  /s/ E. P. Delson
Its:  Executive Vice President          Its:  Senior Vice President,
      and General Counsel                     Finance

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